UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2010 (December 31, 2009)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

(a)           On December 31, 2009, Koss Corporation (the “Company”), upon a recommendation from the Company’s Audit Committee and approved by the Board of Directors, dismissed Grant Thornton LLP as its independent auditor.  The Company is currently evaluating candidates to serve as its independent auditor and anticipates receiving a recommendation from the Audit Committee within the next week.

None of Grant Thornton’s audit reports of the Company’s financial statements, including financial statements for the past two years, contained an adverse opinion, a disclaimer of opinion, nor were they qualified or modified as to uncertainty, scope, or accounting principles.  During the past two fiscal years and any subsequent interim period, there were no disagreements between the Company and Grant Thornton as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On January 4, 2010, the Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that it furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree.  The Company has not yet received a response letter from Grant Thornton, but will file the response letter or any interim letter with respect to this disclosure within two business days after it is received.

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           The Company’s Audit Committee, on the recommendation of its advisors and management, expanded the scope of the Company’s previously disclosed internal investigation of unauthorized financial transactions by Sujata Sachdeva, the Company’s former Vice President of Finance and Secretary, to include fiscal years 2005 through the present.  The Company has now concluded that its previously issued financial statements on Forms 10-K for the fiscal years ended June 30, 2005 through 2009 and on Form 10-Q for the three months ended September 30, 2009 should no longer be relied upon due to the unauthorized financial transactions. An internal investigation under the supervision of an independent committee of the Board of Directors with the assistance of independent counsel and forensic accountants is continuing.  Preliminary estimates indicate that the amount of unauthorized transactions since fiscal year 2005 through the present has exceeded $31 million, but at this point the Company and its advisors cannot assess the potential impact on its financial statements or identify the extent that specific fiscal periods may be affected.  Nor can the Company and its advisors yet assess the extent of the possible offsets through insurance, asset recoveries and other mechanisms related to the unauthorized transactions.  As promptly as possible, the Company plans to restate its financial statements for applicable periods as further investigation indicates.

On December 31, 2009, the Company dismissed Grant Thornton as its independent auditor and is currently evaluating candidates to serve as its new independent auditor.  The Company has disclosed the matters contained in this filing with Grant Thornton.

A press release with respect to this matter was issued on January 4, 2010.  A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 99.1	Press Release dated January 4, 2010, announcing dismissal of certifying accountant and non-reliance on previously issued financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 4, 2010	KOSS CORPORATION

	By:	/s/ Michael Koss
Michael J. Koss
Chief Executive Officer,
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated January 4, 2010, announcing dismissal of certifying accountant and non-reliance on previously issued financial statements